Exhibit 25.1
to Registration Statement
Registration No. 333-84276

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)__

________

REGIONS BANK
(Exact names of trustees as specified in its charter)

Alabama State Banking Corporation (Jurisdiction of incorporation or organization if not a U.S. national bank)	63-0371391 (I.R.S. Employer Identification No.)

417 North 20th Street Birmingham, Alabama (Address of principal executive offices)	35202 (Zip Code)

Robert B. Rinehart
Regions Bank
60 Commerce Street
Montgomery, Alabama 36104
334-230-6120
(Name, address and telephone number
of agent for service)

______

CenturyTel, Inc.
(Exact names of obligors as specified in their charters)

Louisiana (States or other jurisdictions of incorporation or organization)	72-0651161 (I.R.S. Employer Identification Nos)

100 CenturyTel Drive Monroe, Louisiana (Address of principal xecutive offices)	71203 (Zip Code)

ALL SENIOR DEBT SECURITIES
(Title of the indenture securities)

Item 1.    General Information.

              Furnish the following information as to the trustee:

              (a)         Name and address of each examining or supervising authority to which it is subject.

                           Federal Reserve Bank of Atlanta, Atlanta, Georgia
                           Alabama State Banking Department, Montgomery, Alabama.

             (b)         Whether it is authorized to exercise corporate trust powers.

                           Yes

 Item 2.    Affiliations with the obligor.

        None. Certain officers and directors of CenturyTel, Inc. (namely, Clarke M. Williams, Chairman of the Board, Glen F. Post, III, President, Chief Executive Officer and Vice Chairman of the Board, and William R. Boles, Jr., Director) act as non-voting regional advisory directors of an affiliate of Regions Bank, Regions Bank of Louisiana. Pursuant to Rule 7a-26 of the Trust Indenture Act of 1939, Regions Bank consequently disclaims the existence or admission of any control relationship arising out of these relationships.

Item 16.     List of exhibits.

        The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commissions Rules of Practice

1a.	Restated Articles of Incorporation of the Trustee. (Exhibit 1 to Form T-1, Registration No. 22-21909).

1b.

Articles of Amendment to Restated Articles of Incorporation of the Trustee. (Exhibit 1b to Form T-1, filed in connection with the Current Report on Form 8-K of BellSouth Telecommunications, Inc. dated October 9, 1997).

2.	Not applicable.

3.	Authorization of the Trustee to exercise corporate trust powers (Exhibit 3 to Form T-1, Registration No. 22-21909).

4.	Bylaws of the Trustee. (Exhibit 4 to Form T-1, Registration No. 33-60351).

5.	Not applicable.

6.	Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

7.	Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 2001.

8.	Not applicable.

9.	Not applicable.

 _________

SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Regions Bank, a state banking corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Montgomery and State of Alabama, on the 29th day of April, 2002.

REGIONS BANK

By:	/s/ Robert B. Rinehart

Robert B. Rinehart
Senior Vice President and Corporate
Trust Manager

EXHIBIT 6 TO FORM T-1

 CONSENT OF TRUSTEE

 Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of senior debt securities by CenturyTel, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

REGIONS BANK

By:	/s/ Robert B. Rinehart

Robert B. Rinehart
Senior Vice President and Corporate
Trust Manager

Dated: April 29, 2002

EXHIBIT 7 TO FORM T-1

CONSOLIDATED REPORT OF CONDITION OF

Regions Bank
of 417 North 20th Street, Birmingham, Alabama 35202
and Subsidiaries,
a member of the Federal Reserve System,

at the close of business December 31, 2001, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act

ASSETS		DOLLAR AMOUNT IN THOUSANDS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$ 1,222,171
Interest-bearing balances		168,89
Securities:
Held to maturity securities		6,434
Available for sale securities		7,499,983
Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
Federal funds sold and securities purchased under agreements to resell		8,000
Loans and lease financing receivables:
Loans and leases, net of unearned income	$ 30,858,073
Less: Allowance for loan and lease losses	415,034
Less: Allocated transfer risk reserve	0

Loans and leases, net of unearned income, allowance, and reserve		30,443,039
Trading assets		0
Premises and fixed assets (including capitalized leases)		582,841
Other real estate owned		40,871
Investments in unconsolidated subsidiaries and associated companies		104,720
Customers liability to this bank on acceptances outstanding		63,854
Intangible assets:
Goodwill		145,630
Other intangible assets		157,552
Other assets		906,768

TOTAL ASSETS		$ 42,001,585

LIABILITIES		DOLLAR AMOUNT IN THOUSANDS
Deposits:
In domestic offices		$ 28,283,600
Noninterest-bearing	$ 3,123,319
Interest-bearing	25,160,281

In foreign offices, Edge and Agreement subsidiaries, and IBFs		3,252,853
Noninterest-bearing	0
Interest-bearing	3,252,853

Federal funds purchased and securities sold under agreements to repurchase		1,569,077
Trading liabilities		0
Other borrowed money		4,952,635
Bank's liability on acceptances executed and outstanding		63,854
Subordinated notes and debentures		46,865
Other liabilities		433,079
TOTAL LIABILITIES		38,601,963
Minority interest in consolidated subsidiaries		156,649
EQUITY CAPITAL
Perpetual Preferred Stock and Related Surplus		0
Common stock		103
Surplus		1,052,167
Retained earnings		2,129,993
Accumulated other comprehensive income		60,710
Other equity capital components		0
TOTAL EQUITY CAPITAL		3,242,973

TOTAL LIABILITIES, MINORITY INTEREST AND EQUITY CAPITAL		$ 42,001,585